EXHIBIT 16.1

April 12, 2006

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Northern States Financial Corporation (Commission File Number 000-19300) dated March 31, 2006 and filed April 6, 2006, and are in agreement with those statements.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Oak Brook, Illinois

cc:	Mr. Allan Jacobs, Audit Committee Chair Northern States Financial Corporation